EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Selene Oh (650) 312-4091, selene.oh@franklintempleton.com
Media Relations: Jeaneen Terrio (212) 632-4005, jeaneen.terrio@franklintempleton.com
investors.franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Second Quarter Results

San Mateo, CA, April 28, 2026 – Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced net income1 of $268.2 million or $0.49 per diluted share for the quarter ended March 31, 2026, as compared to $255.5 million or $0.46 per diluted share for the previous quarter, and $151.4 million or $0.26 per diluted share for the quarter ended March 31, 2025. Operating income was $323.3 million for the quarter ended March 31, 2026, as compared to $281.0 million for the previous quarter and $145.6 million for the prior year.

As supplemental information, the Company is providing certain adjusted performance measures which are based on methodologies other than generally accepted accounting principles. Adjusted net income2 was $384.5 million and adjusted diluted earnings per share2 was $0.71 for the quarter ended March 31, 2026, as compared to $378.4 million and $0.70 for the previous quarter, and $254.4 million and $0.47 for the quarter ended March 31, 2025. Adjusted operating income2 was $474.6 million for the quarter ended March 31, 2026, as compared to $437.3 million for the previous quarter and $377.2 million for the prior year.

“Franklin Templeton delivered another strong quarter, with $17 billion in long-term net inflows across public and private markets, reflecting the strength of our diversified global platform,” said Jenny Johnson, CEO of Franklin Resources, Inc. “We saw improved gross sales across all asset classes, and importantly, positive long-term net flows in every region, demonstrating the impact of our local client engagement and global reputation.

“In the second quarter, long-term inflows were $118 billion and, excluding reinvested distributions, increased 28% from prior quarter. We fundraised $14.3 billion in alternatives, including $13.2 billion in private market assets, which was diversified across alternative credit, secondary private equity, real estate and venture strategies. Fiscal year-to-date fundraising in private markets reached $22.7 billion. Strong momentum continued in public markets, highlighted by $9.5 billion in multi-asset net inflows, our 19th consecutive quarter of positive flows in that asset class.

“Our platform continues to scale across key growth areas. ETFs and Canvas reached record AUM, generating $4.5 billion and $5.3 billion in net inflows, respectively, with Canvas increasing 27% quarter over quarter. Investment performance remains competitive, supporting both client retention and organic growth, while we continue to manage expenses with discipline and invest in areas of opportunity.

“This quarter underscores the power of our multi-year strategy in action. While markets remain uncertain, our strategy is clear and we’re pleased to be ahead of plan. We are focused on delivering strong investment outcomes, deepening client relationships and continuing to evolve our capabilities to drive sustainable, long-term growth for our clients and shareholders.”

	Quarter Ended		% Change	Quarter Ended	% Change
	31-Mar-26	31-Dec-25	Qtr. vs. Qtr.	31-Mar-25	Year vs. Year
Financial Results
(in millions, except per share data)
Operating revenues	$2,294.9	$2,327.1	(1%)	$2,111.4	9%
Operating income	323.3	281.0	15%	145.6	122%
Operating margin	14.1%	12.1%		6.9%

Net income[1]	$268.2	$255.5	5%	$151.4	77%
Diluted earnings per share	0.49	0.46	7%	0.26	88%

As adjusted (non-GAAP):[2]
Adjusted operating income	$474.6	$437.3	9%	$377.2	26%
Adjusted operating margin	27.1%	25.0%		23.4%

Adjusted net income	$384.5	$378.4	2%	$254.4	51%
Adjusted diluted earnings per share	0.71	0.70	1%	0.47	51%

Assets Under Management
(in billions)
Ending	$1,682.1	$1,684.0	0%	$1,540.6	9%
Average[3]	1,701.6	1,676.1	2%	1,570.5	8%
Long-term net flows	16.9	28.0		(26.2)

Total AUM was $1,682.1 billion at March 31, 2026, down $1.9 billion during the quarter due to the negative impact of $30.2 billion of net market change, distributions, and other, partially offset by $16.9 billion of long-term net inflows, inclusive of $4.1 billion of long-term net outflows at Western, and $11.4 billion of cash management net inflows. Long-term net inflows for the quarter include $3.2 billion of long-term reinvested distributions.

Cash and cash equivalents and investments were $5.1 billion and, including the Company’s direct investments in consolidated investment products (“CIPs”), were $6.2 billion4 at March 31, 2026. Total stockholders’ equity was $13.1 billion and the Company had 519.6 million shares of common stock outstanding at March 31, 2026. The Company repurchased 2.3 million shares of its common stock for a total cost of $57.1 million during the quarter ended March 31, 2026.

Conference Call Information

A written commentary on the results by Jenny Johnson, CEO; Daniel Gamba, Co-President and Chief Commercial Officer; and Matthew Nicholls, Co-President, CFO and COO; will be available via investors.franklinresources.com today at approximately 8:30 a.m. Eastern Time.

Ms. Johnson and Messrs. Gamba and Nicholls will also lead a live teleconference today at 11:00 a.m. Eastern Time to answer questions. Access to the teleconference will be available via investors.franklinresources.com or by dialing (+1) (877) 407-0989 in North America or (+1) (201) 389-0921 in other locations. A replay of the teleconference can also be accessed by calling (+1) (877) 660-6853 in North America or (+1) (201) 612-7415 in other locations using access code 13759733 after 2:00 p.m. Eastern Time on April 28, 2026 through May 5, 2026, or via investors.franklinresources.com.

Analysts and investors are encouraged to review the Company’s recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations at investorrelations@franklintempleton.com before the live teleconference for any clarifications or questions related to the earnings release or written commentary.

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended March 31,		% Change	Six Months Ended March 31,		% Change
	2026	2025		2026	2025
Operating Revenues
Investment management fees	$1,819.3	$1,673.6	9%	$3,667.2	$3,472.9	6%
Sales and distribution fees	396.6	364.9	9%	785.3	740.4	6%
Shareholder servicing fees	69.0	61.9	11%	139.9	125.4	12%
Other	10.0	11.0	(9%)	29.6	24.3	22%
Total operating revenues	2,294.9	2,111.4	9%	4,622.0	4,363.0	6%
Operating Expenses
Compensation and benefits	964.7	920.0	5%	1,995.4	1,911.4	4%
Sales, distribution and marketing	544.0	498.1	9%	1,084.9	1,010.4	7%
Information systems and technology	157.6	158.7	(1%)	314.6	314.7	0%
Occupancy	67.1	69.3	(3%)	133.9	144.4	(7%)
Amortization of intangible assets	50.6	112.5	(55%)	105.7	225.1	(53%)
Impairment of intangible assets	—	24.4	NM	—	24.4	NM
General, administrative and other	187.6	182.8	3%	383.2	368.0	4%
Total operating expenses	1,971.6	1,965.8	0%	4,017.7	3,998.4	0%
Operating Income	323.3	145.6	122%	604.3	364.6	66%
Other Income (Expenses)
Investment and other income, net	56.0	94.1	(40%)	136.3	104.6	30%
Interest expense	(19.9)	(20.8)	(4%)	(40.3)	(43.9)	(8%)
Investment and other income (losses) of consolidated investment products, net	96.5	(164.7)	NM	221.4	(50.6)	NM
Expenses of consolidated investment products	(10.2)	(11.5)	(11%)	(24.2)	(18.8)	29%
Other income (expenses), net	122.4	(102.9)	NM	293.2	(8.7)	NM
Income before taxes	445.7	42.7	944%	897.5	355.9	152%
Taxes on income	99.1	31.1	219%	204.1	112.2	82%
Net income	346.6	11.6	NM	693.4	243.7	185%
Less: net income (loss) attributable to
Redeemable noncontrolling interests	23.9	(158.4)	NM	63.6	(108.8)	NM
Nonredeemable noncontrolling interests	54.5	18.6	NM	106.1	37.5	NM
Net Income Attributable to Franklin Resources, Inc.	$268.2	$151.4	77%	$523.7	$315.0	66%

Earnings per Share
Basic	$0.49	$0.26	88%	$0.95	$0.55	73%
Diluted	0.49	0.26	88%	0.95	0.55	73%
Dividends Declared per Share	$0.33	$0.32	3%	$0.66	$0.64	3%

Average Shares Outstanding
Basic	517.5	519.1	0%	517.5	518.3	0%
Diluted	518.2	519.9	0%	518.3	519.0	0%

Operating Margin	14.1%	6.9%		13.1%	8.4%

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended		% Change	Three Months Ended
	31-Mar-26	31-Dec-25		30-Sep-25	30-Jun-25	31-Mar-25
Operating Revenues
Investment management fees	$1,819.3	$1,847.9	(2%)	$1,868.1	$1,640.8	$1,673.6
Sales and distribution fees	396.6	388.7	2%	382.4	351.9	364.9
Shareholder servicing fees	69.0	70.9	(3%)	79.2	59.9	61.9
Other	10.0	19.6	(49%)	14.0	11.4	11.0
Total operating revenues	2,294.9	2,327.1	(1%)	2,343.7	2,064.0	2,111.4
Operating Expenses
Compensation and benefits	964.7	1,030.7	(6%)	1,005.7	901.1	920.0
Sales, distribution and marketing	544.0	540.9	1%	519.8	480.7	498.1
Information systems and technology	157.6	157.0	0%	166.2	162.7	158.7
Occupancy	67.1	66.8	0%	72.4	69.5	69.3
Amortization of intangible assets	50.6	55.1	(8%)	69.2	112.2	112.5
Impairment of intangible assets	—	—	NM	202.2	—	24.4
General, administrative and other	187.6	195.6	(4%)	222.8	183.7	182.8
Total operating expenses	1,971.6	2,046.1	(4%)	2,258.3	1,909.9	1,965.8
Operating Income	323.3	281.0	15%	85.4	154.1	145.6
Other Income (Expenses)
Investment and other income, net	56.0	80.3	(30%)	84.8	23.4	94.1
Interest expense	(19.9)	(20.4)	(2%)	(25.2)	(25.8)	(20.8)
Investment and other income (losses) of consolidated investment products, net	96.5	124.9	(23%)	123.1	35.9	(164.7)
Expenses of consolidated investment products	(10.2)	(14.0)	(27%)	(13.8)	(11.0)	(11.5)
Other income (expenses), net	122.4	170.8	(28%)	168.9	22.5	(102.9)
Income before taxes	445.7	451.8	(1%)	254.3	176.6	42.7
Taxes on income	99.1	105.0	(6%)	65.8	59.9	31.1
Net income	346.6	346.8	0%	188.5	116.7	11.6
Less: net income (loss) attributable to
Redeemable noncontrolling interests	23.9	39.7	(40%)	36.1	20.0	(158.4)
Nonredeemable noncontrolling interests	54.5	51.6	6%	34.8	4.4	18.6
Net Income Attributable to Franklin Resources, Inc.	$268.2	$255.5	5%	$117.6	$92.3	$151.4

Earnings per Share
Basic	$0.49	$0.46	7%	$0.21	$0.15	$0.26
Diluted	0.49	0.46	7%	0.21	0.15	0.26
Dividends Declared per Share	$0.33	$0.33	0%	$0.32	$0.32	$0.32

Average Shares Outstanding
Basic	517.5	517.5	0%	514.5	515.7	519.1
Diluted	518.2	518.3	0%	515.4	516.5	519.9

Operating Margin	14.1%	12.1%	3.6%	7.5%	6.9%

AUM AND FLOWS

(in billions)	Three Months Ended March 31,		Six Months Ended March 31,
	2026 [5]	2025	2026 [5]	2025
Beginning AUM	$1,684.0	$1,575.7	$1,661.2	$1,678.6
Long-term inflows	118.2	86.8	236.8	183.7
Long-term outflows	(101.3)	(113.0)	(191.9)	(259.9)
Long-term net flows	16.9	(26.2)	44.9	(76.2)
Cash management net flows	11.4	2.7	10.2	2.7
Total net flows	28.3	(23.5)	55.1	(73.5)
Acquisition	—	—	6.1	—
Net market change, distributions and other [6]	(30.2)	(11.6)	(40.3)	(64.5)
Ending AUM	$1,682.1	$1,540.6	$1,682.1	$1,540.6
Average AUM	$1,701.6	$1,570.5	$1,689.6	$1,606.3

AUM BY ASSET CLASS

(in billions)	31-Mar-26	31-Dec-25	% Change	30-Sep-25	30-Jun-25	31-Mar-25
Equity	$669.7	$697.2	(4%)	$686.2	$656.6	$598.1
Fixed Income	434.3	437.7	(1%)	438.7	441.7	446.0
Alternative	282.8	273.8	3%	263.9	258.4	251.8
Multi-Asset	207.5	198.8	4%	193.9	183.2	175.8
Cash Management	87.8	76.5	15%	78.5	71.9	68.9
Total AUM	$1,682.1	$1,684.0	0%	$1,661.2	$1,611.8	$1,540.6
Average AUM for the Three-Month Period	$1,701.6	$1,676.1	2%	$1,633.7	$1,565.2	$1,570.5

AUM BY SALES REGION

(in billions)	31-Mar-26	31-Dec-25	% Change	30-Sep-25	30-Jun-25	31-Mar-25
United States [7]	$1,187.5	$1,195.7	1%	$1,171.5	$1,114.9	$1,071.3
International
Europe, Middle East and Africa	217.4	212.8	8%	201.4	193.9	183.3
Asia-Pacific [8]	180.1	181.6	0%	179.5	182.6	171.0
Americas, excl. U.S. [7]	97.1	93.9	(11%)	108.8	120.4	115.0
Total international	494.6	488.3	1%	489.7	496.9	469.3
Total	$1,682.1	$1,684.0	1%	$1,661.2	$1,611.8	$1,540.6

AUM AND FLOWS BY ASSET CLASS

(in billions)
for the three months ended March 31, 2026	Equity	Fixed Income	Alternative [5]	Multi-Asset	Cash Management	Total
AUM at January 1, 2026	$697.2	$437.7	$273.8	$198.8	$76.5	$1,684.0
Long-term inflows	53.6	31.9	14.3	18.4	—	118.2
Long-term outflows	(58.3)	(32.2)	(1.9)	(8.9)	—	(101.3)
Long-term net flows	(4.7)	(0.3)	12.4	9.5	—	16.9
Cash management net flows	—	—	—	—	11.4	11.4
Total net flows	(4.7)	(0.3)	12.4	9.5	11.4	28.3
Net market change, distributions and other [6]	(22.8)	(3.1)	(3.4)	(0.8)	(0.1)	(30.2)
AUM at March 31, 2026	$669.7	$434.3	$282.8	$207.5	$87.8	$1,682.1

(in billions)
for the three months ended December 31, 2025	Equity	Fixed Income	Alternative [5]	Multi-Asset	Cash Management	Total
AUM at October 1, 2025	$686.2	$438.7	$263.9	$193.9	$78.5	$1,661.2
Long-term inflows	61.1	33.5	10.8	13.2	—	118.6
Long-term outflows	(41.3)	(35.9)	(4.2)	(9.2)	—	(90.6)
Long-term net flows	19.8	(2.4)	6.6	4.0	—	28.0
Cash management net flows	—	—	—	—	(1.2)	(1.2)
Total net flows	19.8	(2.4)	6.6	4.0	(1.2)	26.8
Acquisition	—	—	6.1	—	—	6.1
Net market change, distributions and other [6]	(8.8)	1.4	(2.8)	0.9	(0.8)	(10.1)
AUM at December 31, 2025	$697.2	$437.7	$273.8	$198.8	$76.5	$1,684.0

(in billions)
for the three months ended March 31, 2025	Equity	Fixed Income	Alternative	Multi-Asset	Cash Management	Total
AUM at January 1, 2025	$620.0	$469.5	$248.8	$174.0	$63.4	$1,575.7
Long-term inflows	38.9	26.5	8.5	12.9	—	86.8
Long-term outflows	(44.3)	(57.0)	(2.1)	(9.6)	—	(113.0)
Long-term net flows	(5.4)	(30.5)	6.4	3.3	—	(26.2)
Cash management net flows	—	—	—	—	2.7	2.7
Total net flows	(5.4)	(30.5)	6.4	3.3	2.7	(23.5)
Net market change, distributions and other [6]	(16.5)	7.0	(3.4)	(1.5)	2.8	(11.6)
AUM at March 31, 2025	$598.1	$446.0	$251.8	$175.8	$68.9	$1,540.6

Supplemental Non-GAAP Financial Measures
As supplemental information, we are providing performance measures for “adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share,” each of which is based on methodologies other than generally accepted accounting principles (“non-GAAP measures”). Management believes these non-GAAP measures are useful indicators of our financial performance and may be helpful to investors in evaluating our relative performance against industry peers.
“Adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share” are defined below, followed by reconciliations of operating income, operating margin, net income attributable to Franklin Resources, Inc. and diluted earnings per share on a U.S. GAAP basis to these non-GAAP measures. Non-GAAP measures should not be considered in isolation from, or as substitutes for, any financial information prepared in accordance with U.S. GAAP, and may not be comparable to other similarly titled measures of other companies. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate.
Adjusted Operating Income
We define adjusted operating income as operating income adjusted to exclude the following:
•Elimination of operating revenues upon consolidation of investment products.
•Acquisition-related items:
◦Acquisition-related retention compensation.
◦Other acquisition-related expenses including professional fees, technology costs and fair value adjustments related to contingent consideration assets and liabilities.
◦Amortization of intangible assets.
◦Impairment of intangible assets and goodwill, if any.
•Special termination benefits and other expenses related to workforce optimization initiatives related to past acquisitions and certain initiatives undertaken by the Company.
•Impact on compensation and benefits expense from gains and losses on investments related to deferred compensation plans, which is offset in investment and other income (losses), net.
•Impact on compensation and benefits expense related to minority interests in certain subsidiaries, which is offset in net income (loss) attributable to redeemable noncontrolling interests.
Adjusted Operating Margin
We calculate adjusted operating margin as adjusted operating income divided by adjusted operating revenues. We define adjusted operating revenues as operating revenues adjusted to exclude the following:
•Elimination of operating revenues upon consolidation of investment products.
•Acquisition-related performance-based investment management fees which are passed through as compensation and benefits expense.
•Sales and distribution fees and a portion of investment management fees allocated to cover sales, distribution and marketing expenses paid to the financial advisers and other intermediaries who sell our funds on our behalf.

Adjusted Net Income and Adjusted Diluted Earnings Per Share
We define adjusted net income as net income attributable to Franklin Resources, Inc. adjusted to exclude the following:
•Activities of CIPs.
•Acquisition-related items:
◦Acquisition-related retention compensation.
◦Other acquisition-related expenses including professional fees, technology costs and fair value adjustments related to contingent consideration assets and liabilities.
◦Amortization of intangible assets.
◦Impairment of intangible assets and goodwill, if any.
◦Interest expense for amortization of debt premium from acquisition-date fair value adjustment.
•Special termination benefits and other expenses related to workforce optimization initiatives related to past acquisitions and certain initiatives undertaken by the Company.
•Net gains or losses on investments related to deferred compensation plans which are not offset by compensation and benefits expense.
•Net compensation and benefits expense related to minority interests in certain subsidiaries not offset by net income (loss) attributable to redeemable noncontrolling interests.
•Unrealized investment gains and losses.
•Net income tax expense of the above adjustments based on the respective blended rates applicable to the adjustments.
We define adjusted diluted earnings per share as diluted earnings per share adjusted to exclude the per share impacts of the adjustments applied to net income in calculating adjusted net income.

In calculating our non-GAAP measures, we adjust for the impact of CIPs because it is not considered reflective of our underlying results of operations. Acquisition-related items and special termination benefits are excluded to facilitate comparability to other asset management firms. We adjust for compensation and benefits expense related to funded deferred compensation plans because it is partially offset in other income (expense), net. We adjust for compensation and benefits expense and net income (loss) attributable to redeemable noncontrolling interests to reflect the economics of certain profits interest arrangements. Sales and distribution fees and a portion of investment management fees generally cover sales, distribution and marketing expenses and, therefore, are excluded from adjusted operating revenues. In addition, when calculating adjusted net income and adjusted diluted earnings per share we exclude unrealized investment gains and losses included in investment and other income (losses) because the related investments are generally expected to be held long term.

The calculations of adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share are as follows:

(in millions)	Three Months Ended			Six Months Ended
	31-Mar-26	31-Dec-25	31-Mar-25	31-Mar-26	31-Mar-25
Operating income	$323.3	$281.0	$145.6	$604.3	$364.6
Add (subtract):
Elimination of operating revenues upon consolidation of investment products*	15.5	16.0	13.1	31.5	25.6
Acquisition-related retention	30.4	35.7	34.7	66.1	80.5
Compensation and benefits expense from gains on deferred compensation, net	3.8	13.6	3.6	17.4	4.5
Other acquisition-related expenses	5.2	5.8	10.7	11.0	20.1
Amortization of intangible assets	50.6	55.1	112.5	105.7	225.1
Impairment of intangible assets	—	—	24.4	—	24.4
Special termination benefits	30.2	16.0	17.4	46.2	17.8
Compensation and benefits expense related to minority interests in certain subsidiaries	15.6	14.1	15.2	29.7	27.4
Adjusted operating income	$474.6	$437.3	$377.2	$911.9	$790.0

Total operating revenues	$2,294.9	$2,327.1	$2,111.4	$4,622.0	$4,363.0
Add (subtract):
Acquisition-related pass through performance fees	(13.9)	(55.0)	(16.2)	(68.9)	(85.3)
Sales and distribution fees	(396.6)	(388.7)	(364.9)	(785.3)	(740.4)
Allocation of investment management fees for sales, distribution and marketing expenses	(147.4)	(152.2)	(133.2)	(299.6)	(270.0)
Elimination of operating revenues upon consolidation of investment products*	15.5	16.0	13.1	31.5	25.6
Adjusted operating revenues	$1,752.5	$1,747.2	$1,610.2	$3,499.7	$3,292.9

Operating margin	14.1%	12.1%	6.9%	13.1%	8.4%
Adjusted operating margin	27.1%	25.0%	23.4%	26.1%	24.0%

(in millions, except per share data)	Three Months Ended			Six Months Ended
	31-Mar-26	31-Dec-25	31-Mar-25	31-Mar-26	31-Mar-25
Net income attributable to Franklin Resources, Inc.	$268.2	$255.5	$151.4	$523.7	$315.0
Add (subtract):
Net (income) loss of consolidated investment products*	(0.6)	0.7	(8.3)	0.1	(4.1)
Acquisition-related retention	30.4	35.7	34.7	66.1	80.5
Other acquisition-related expenses	10.1	7.5	13.1	17.6	25.8
Amortization of intangible assets	50.6	55.1	112.5	105.7	225.1
Impairment of intangible assets	—	—	24.4	—	24.4
Special termination benefits	30.2	16.0	17.4	46.2	17.8
Net (gains) losses on deferred compensation plan investments not offset by compensation and benefits expense	(5.0)	3.5	(1.1)	(1.5)	0.2
Unrealized investment (gains) losses	32.7	20.2	(42.9)	52.9	(11.4)
Interest expense for amortization of debt premium	(4.4)	(5.0)	(5.0)	(9.4)	(9.9)
Net compensation and benefits expense related to minority interests in certain subsidiaries not offset by net income attributable to redeemable noncontrolling interests	9.0	7.4	7.4	16.4	11.5
Net income tax expense of adjustments	(36.7)	(18.2)	(49.2)	(54.9)	(100.0)
Adjusted net income	$384.5	$378.4	$254.4	$762.9	$574.9

Diluted earnings per share	$0.49	$0.46	$0.26	$0.95	$0.55
Adjusted diluted earnings per share	0.71	0.70	0.47	1.41	1.06
__________________
*    The impact of CIPs is summarized as follows:

(in millions)	Three Months Ended			Six Months Ended
	31-Mar-26	31-Dec-25	31-Mar-25	31-Mar-26	31-Mar-25
Elimination of operating revenues upon consolidation	$(15.5)	$(16.0)	$(13.1)	$(31.5)	$(25.6)
Other income, net	76.2	74.8	(129.8)	151.0	(68.3)
Less: income (loss) attributable to noncontrolling interests	60.1	59.5	(151.2)	119.6	(98.0)
Net income (loss)	$0.6	$(0.7)	$8.3	$(0.1)	$4.1

Notes
1.Net income represents net income attributable to Franklin Resources, Inc.
2.“Adjusted net income,” “adjusted diluted earnings per share,” “adjusted operating income” and “adjusted operating margin” are based on methodologies other than generally accepted accounting principles. See “Supplemental Non-GAAP Financial Measures” for definitions and reconciliations of these measures.
3.Average AUM is calculated as the average of the month-end AUM for the trailing four months.
4.Includes our direct investments in CIPs of $1.1 billion, approximately $385 million of employee-owned and other third-party investments made through partnerships, approximately $419 million of investments that are subject to long-term repurchase agreements and other net financing arrangements, and approximately $397 million of cash and investments related to deferred compensation plans.
5.Beginning in fiscal year 2026, non-fee generating uncalled capital commitments, which were previously included in net market change, distributions, and other, are reflected in long-term inflows in the period the capital is committed.
6.Net market change, distributions and other includes appreciation (depreciation), distributions to investors that represent return on investments and return of capital, and foreign exchange revaluation.
7.Effective in fiscal year 2026, Cayman-domiciled money market fund assets are included in United States reflecting the underlying investor base. This change resulted in an 11% reduction of AUM in the Americas, excluding U.S.
8.Effective January 1, 2026, Asia-Pacific includes India. Prior periods have been revised to reflect the current presentation.

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Franklin Resources, Inc. [NYSE: BEN]
Forward-Looking Statements
Some of the statements herein may include forward-looking statements that reflect our current views with respect to future events, financial performance and market conditions. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and generally can be identified by words or phrases written in the future tense and/or preceded by words such as “anticipate,” “believe,” “could,” “depends,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would,” or other similar words or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements.
Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors that may cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements, including market and volatility risks, investment performance and reputational risks, global operational risks, competition and distribution risks, third-party risks, technology and security risks, human capital risks, cash management risks, and legal and regulatory risks. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them and are cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other possible future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.
These and other risks, uncertainties and other important factors are described in more detail in our recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and our subsequent Quarterly Reports on Form 10-Q. If a circumstance occurs after the date of this press release that causes any of our forward-looking statements to be inaccurate, whether as a result of new information, future developments or otherwise, we undertake no obligation to announce publicly the change to our expectations, or to make any revision to our forward-looking statements, to reflect any change in assumptions, beliefs or expectations, or any change in events, conditions or circumstances upon which any forward-looking statement is based, unless required by law.

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